UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 10, 2018

Date of Report (Date of earliest event reported)

Tocagen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38052	26-1243872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3030 Bunker Hill Street, Suite 230 San Diego, California	92109
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2018, Tocagen Inc. (the “Company”) entered into a Lease (the “Lease”) with AP3-SD1 Campus Point LLC (“Landlord”) for the lease of approximately 38,849 square feet of rentable area of the building located at 4242 Campus Point Court, San Diego, California (the “Premises”). The commencement date of the Lease will be the earlier of (a) June 1, 2018, or (b) substantial completion of tenant improvements, or (c) the date the Company begins conducting business operations in all or any portion of the Premises. The Company expects to use the Premises as its new principal executive offices and for general office, research and development, lab and pilot manufacturing uses. The term of the Lease (the “Initial Term”) is eight years and the Company has one option to extend the Lease for a period of five additional years. The aggregate base rent due over the Initial Term under the terms of the Lease is approximately $16.7 million (without giving effect to certain rent abatement terms). The Company will also be responsible for the payment of additional rent to cover the Company’s share of the annual operating expenses of the building, the annual tax expenses of the building and the annual utilities costs for the building. The Company expects that the additional rent during the Initial Term will be approximately $3.4 million. The Company also expects to pay for leasehold improvements in excess of the tenant improvement allowance. In the event of a default of certain of the Company’s obligations under the Lease, Landlord would have right to terminate the Lease.

The foregoing description of the Lease does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Lease. The Company intends to file a copy of the Lease with the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tocagen Inc.

Dated: January 12, 2018	By:	/s/ Mark Foletta
Mark Foletta
Chief Financial Officer